Exhibit 2.1
                                                               EXECUTION VERSION





                            STOCK PURCHASE AGREEMENT

                                  By and Among


                              Ranor Acquisition LLC

                                  as Purchaser


                                       and


                         Green Mountain Partners III, LP
                         Phoenix Life Insurance Company
                                    Ann Gray
                                 Daniel Justicz
                               Jeffrey Lippincott
                                William Rose and
                                  Stanley Youtt


                                   as Sellers

                                       and

                                   Ranor, Inc.

1.   DEFINITIONS...............................................................1

2.   PURCHASE AND SALE OF SHARES AND PREFERRED SHARES..........................3

     2.1.     Purchase and Sale of Common Securities and Preferred Shares;
              Consideration....................................................3

     2.2.     Deliveries at Closing............................................4

3.   NET CASH ADJUSTMENT; ACCOUNT RECEIVABLES AND PAYABLE TARGETS..............5

4.   CLOSING...................................................................7

     4.1.     Closing and Closing Date.........................................7

     4.2.     Actions at Closing...............................................7

5.   REPRESENTATIONS AND WARRANTIES OF SELLER..................................7

     5.1.     Organization.....................................................8

     5.2.     Authorization of Agreement.......................................8

     5.3.     Effect of Agreement..............................................8

     5.4.     Litigation.......................................................8

     5.5.     Title to Shares, Liens, etc......................................8

     5.6.     No Interest in Competitors.......................................8

6.   REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE COMPANY..................8

     6.1.     Organization, Good Standing, Power, Etc..........................9

     6.2.     Capital Stock....................................................9

     6.3.     Articles of Incorporation and By-laws............................9

     6.4.     Subsidiaries, Divisions and Affiliates...........................9

     6.5.     Equity Investments...............................................9

     6.6.     Effect of Agreement.............................................10

     6.7.     Restrictions....................................................10

     6.8.     Governmental and Other Consents.................................10

     6.9.     Financial Statements............................................10

     6.10.    Absence of Certain Changes or Events............................10

     6.11.    Title to Assets, Absence of Liens and Encumbrances..............11

     6.12.    Insurance.......................................................11

     6.13.    Agreements, Arrangements, Etc...................................11

     6.14.    Patents, Trademarks, Copyrights, Etc............................14

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     6.15.    Permits, Licenses, Etc..........................................14

     6.16.    Compliance with Applicable Laws.................................14

     6.17.    Litigation......................................................15

     6.18.    Customers, Suppliers, Distributors and Agents...................15

     6.19.    Books and Records...............................................16

     6.20.    Employee Benefit Plans..........................................16

     6.21.    Powers of Attorney..............................................16

     6.22.    Labor Disputes, Unfair Labor Practices..........................16

     6.23.    Environmental Matters...........................................17

     6.24.    Tax and Other Returns and Reports...............................18

     6.25.    Recent Dividends and Other Distributions........................18

     6.26.    Debt............................................................19

     6.27.    Purchase and Sale Obligations...................................19

     6.28.    Other Information...............................................19

     6.29.    Accounts Receivable and Accounts Payable........................19

     6.30.    Foreign Corrupt Practices Act, Etc..............................19

7.   REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................19

     7.1.     Organization....................................................19

     7.2.     Authorization of Agreement......................................19

     7.3.     Effect of Agreement.............................................20

     7.4.     Litigation......................................................20

8.   PRE-CLOSING COVENANTS OF RANOR AND THE SHAREHOLDERS......................20

     8.1.     Conduct of Business Until Closing Date..........................20

     8.2.     Approvals, Consents and Further Assurances......................21

     8.3.     Access to Properties, Records, Suppliers, Agents, Etc...........21

     8.4.     Advice of Changes...............................................22

     8.5.     Conduct.........................................................22

     8.6.     Employee Benefit Plans..........................................22

     8.7.     Satisfaction of Conditions by the Company and Sellers...........22

     8.8.     Non-Competition.................................................22

     8.9.     Notices and Consents............................................23

     8.10.    Transfer Taxes..................................................23

     8.11.    Developments....................................................23

9.   PRE-CLOSING COVENANTS OF PURCHASER.......................................23

10.  POST-CLOSING COVENANTS...................................................23

11.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER.....................23

     11.1.    Accuracy of Representations and Warranties......................24

     11.2.    Performance of Agreements.......................................24

     11.3.    Litigation, Etc.................................................24

     11.4.    Approvals and Consents..........................................24

     11.5.    Seller's Certificate............................................25

     11.6.    Officer's Certificate...........................................25

     11.7.    Good Standing Certificates......................................25

     11.8.    No Material Adverse Change......................................25

     11.9.    Actions, Proceedings, Etc.......................................25

     11.10.   Licenses, Permits, Consents, Etc................................25

     11.11.   Employment Agreement............................................25

     11.12.   Opinion.........................................................25

     11.13.   Management Fees.................................................25

12.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RANOR AND THE SELLERS.........26

     12.1.    Accuracy of Representations and Warranties......................26

     12.2.    Performance of Agreements.......................................26

     12.3.    No Injunction...................................................26

     12.4.    Stockholder Agreement...........................................26

13.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION..............26

     13.1.    Survival........................................................26

     13.2.    Indemnification by the Sellers..................................26

     13.3.    Indemnification by Purchaser....................................27

     13.4.    Limitations on Indemnification..................................27

     13.5.    Right to Defend.................................................28

     13.6.    Subrogation.....................................................28

     13.7.    Exclusive Remedy................................................28

     13.8.    Effect of Insurance; Taxes; Etc.................................28

14.  POST-CLOSING TAX MATTERS.................................................30

     14.1.    Tax Periods Beginning Before the Closing Date...................30

     14.2.    Cooperation on Tax Matters......................................30

15.  SELLERS' REPRESENTATIVE..................................................31

16.  MISCELLANEOUS............................................................31

     16.1.    Expenses........................................................31

     16.2.    Termination of Agreement........................................32

     16.3.    Waivers.........................................................32

     16.4.    Binding Effect; Benefits........................................32

     16.5.    Assignment......................................................32

     16.6.    Notices.........................................................32

     16.7.    Entire Agreement................................................33

     16.8.    Headings; Certain Terms.........................................34

     16.9.    Counterparts....................................................34

     16.10.   Governing Law...................................................34

     16.11.   Severability....................................................34

     16.12.   Amendments......................................................34

     16.13.   Section References..............................................34

     16.14.   Brokers and Finders.............................................34

                                  EXHIBIT INDEX

    Exhibit 2.2(b)   Form of Escrow Agreement
    Exhibit 5.6      No Interest in Competitors
    Exhibit 6.1      Good Standing Certificates
    Exhibit 6.2(a)   Capitalization
    Exhibit 6.8      Governmental and Other Consents
    Exhibit 6.10     Material Adverse Changes
    Exhibit 6.11     Title to Assets, Absence of Liens and Encumbrances
    Exhibit 6.12     Insurance
    Exhibit 6.13.1   Commitments
    Exhibit 6.13.3   Fulfillment of Commitments, No Default
    Exhibit 6.14     Patents, Trademarks, Copyrights
    Exhibit 6.15     Permits, Licenses, Etc.
    Exhibit 6.17     Litigation
    Exhibit 6.18(a)  Customers, Suppliers, Distributors and Agents
    Exhibit 6.18(b)  10 Largest Purchasers and Providers
    Exhibit 6.20     Employee Benefit Plans
    Exhibit 6.21     Powers of Attorney
    Exhibit 6.22     Labor Disputes, Unfair Labor Practices
    Exhibit 6.23     Environmental Matters
    Exhibit 6.25     Recent Dividends and Other Distributions
    Exhibit 11.11    Form of Employment Agreement
    Exhibit 11.12    Seller Counsel Opinions
    Exhibit I        Real Property Description

                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT (this "Agreement") is made and entered into as of this 17th day of August, 2005(1), by and among Ranor Acquisition LLC, a Delaware limited liability company (the "Purchaser"), Green Mountain Partners III, LP ("GMP"), Phoenix Life Insurance Company ("Phoenix"; and together with GMP, the "Institutional Sellers"), Ann Gray ("Gray"), Daniel Justicz ("Justicz"), Jeffrey Lippincott ("Lipincott"), William Rose ("Rose") and Stanley Youtt ("Youtt"; and together with Gray, Justicz, Lippincott and Rose, the "Individual Sellers" and together with the Institutional Sellers, the "Sellers"), and Ranor, Inc, a Delaware corporation of Bella Drive, Westminster, MA 01473 (the "Company"). Unless otherwise defined herein, capitalized terms have the meaning specified in
Section 1.

                                    RECITALS:

         WHEREAS, the Individual Sellers own (and will own as of the Closing
Date) all of the issued and outstanding shares (the "Common Shares") of the common stock, $.001 par value, of the Company (the "Common Stock"), as more particularly described on Exhibit 6.2(a) attached hereto;

         WHEREAS the Institutional Sellers own (and will own as of the Closing
Date) all of the issued and outstanding Warrants ("Warrants"; the Common Shares and the Warrants are collectively referred to herein as the "Common Securities") to purchase Common Stock, as more particularly described on Exhibit 6.2(a) attached hereto;

         WHEREAS, the Institutional Sellers own (and will own as of the Closing
Date) all of the issued and outstanding shares (the "Preferred Shares") of the Series A Preferred Stock, $.001 par value, of the Company (the "Preferred Stock"), as more particularly described on Exhibit 6.2(a) attached hereto;

         WHEREAS, the Purchaser desires to purchase the Common Securities from the Sellers and the Preferred Shares from the Institutional Sellers, and the Sellers desire to sell the Common Securities and Preferred Shares to Purchaser, all on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements of the parties hereinafter set forth, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       DEFINITIONS

         In addition to terms defined elsewhere in this Agreement, the following terms shall have the following meanings:



----------
(1) To be dated the date of the last signatory.

         "Adjusted Redemption Value" shall mean the lesser of (i) the Redemption Value or (ii) the amount which will cause the Closing Date Purchase Price to equal $10,000.

         "Affiliate". As used in this Agreement, the term "Affiliate" shall mean, as applied to any person, any other person directly or indirectly controlling, controlled by, or under common control with, that person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that person or entity, whether through the ownership of voting securities, by contract, or otherwise.

         "Ancillary Documents" shall have the meaning set forth in Section 9 hereof.

         "Closing Date" shall have the meaning set forth in Section 4.1 hereof.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and/or superseded.

         "Commitments" shall mean all agreements, indentures, mortgages, plans, policies, arrangements, and other instruments, including all amendments thereto (or where they are verbal, written summaries of the materials terms thereof), fixed or contingent, required to be disclosed on Exhibit 6.13.

         "Company Debt" shall mean the aggregate principal and interest due the Institutional Investors pursuant to those certain 14% Senior Notes due August 7, 2002 as set forth on the Payoff Letter.

         "Indemnifiable Claim" shall mean any claim or other proceeding with respect to which an Indemnitee may be entitled to indemnity under this Agreement.

         "Indemnitee" shall mean the person seeking indemnification pursuant to this Agreement.

         "Indemnitor" shall mean the party which is required or requested to provide indemnification pursuant to this Agreement.

         "Net Cash Amount" shall mean either the Estimated Net Cash Amount or the Final Net Cash Amount, as applicable.

         "Payoff Letter" shall have the meaning set forth in Section 2.4(b).

         "Preferred Shares Percentage" shall mean, with respect to any Institutional Seller, the percentage obtained by dividing the number of Preferred Shares held by such Institutional Seller divided by 2,000.

         "Ratable Portion" means, with respect to any Seller, the percentage set forth on Exhibit 6.2(a) opposite such Seller's name.

         "Real Estate" shall mean all of the real property and factory buildings owned by the Company located in Westminster, Massachusetts as more specifically described in Exhibit I hereof.

         "Redemption Value" shall mean Two Million Dollars ($2,000,000).

         "Redemption Value Per Share" shall mean the amount equal to the Adjusted Redemption Value divided by 2,000.

         "Seller Expenses" shall mean the fees and expenses of the Sellers incurred in connection with this Agreement.

         "Seller Expenses Certificate" shall mean a certificate of the Seller Representative with respect to Seller Expenses.

         "Seller Representative" shall mean GMP.

         "2005 Balance Sheet" shall mean the audited balance sheet of the Company as of the fiscal year ended March 31, 2005.

2.       PURCHASE AND SALE OF SHARES AND PREFERRED SHARES

         2.1. Purchase and Sale of Common Securities and Preferred Shares; Consideration.

                  (a) In exchange for the consideration specified herein, and upon and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase and acquire from the Sellers, and each Seller agrees to, sell, convey and deliver to Purchaser, at the Closing, all rights, title and interest in and to the Common Securities free of any and all encumbrances of any nature or description in exchange for cash having an aggregate value, determined as set forth herein, equal to $9,250,000, minus the aggregate amount of the Company Debt outstanding on the Closing Date, minus the Adjusted Redemption Value of the Preferred Shares, minus the Sellers' Expenses, plus (or minus, if the Net Cash Amount is a negative number) the Net Cash Amount on the Closing Date as determined in accordance with Section 3, minus, if any, the Account Payable Adjustment Amount (such aggregate value being referred to herein as the "Closing Date Purchase Price"). The Closing Date Purchase Price shall be subject to further adjustment after the Closing pursuant to Section 3.4.

                  (b) In exchange for the consideration specified herein, and upon and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase and acquire from the Institutional Sellers, and the Institutional Sellers agree to, sell, convey and deliver to Purchaser, at the Closing, all rights, title and interest in and to the Preferred Shares free of any and all encumbrances of any nature or description in exchange for cash having an aggregate value equal to the Adjusted Redemption Value adjusted in adjusted in accordance with Section 3.4 after the Closing Date. In the event of any adjustment pursuant to Section 3.4 payable to the Sellers such amount shall first be paid to the Institutional Sellers until they have received the Redemption Value in full.

         2.2. Deliveries at Closing.

                  (a) Subject to the terms and conditions set forth in this Agreement, the Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from the Sellers, at the Closing referred to in Section 4 of this Agreement, all of the Common Securities in exchange for the payment by Purchaser at the Closing of its Ratable Portion of the Closing Date Purchase Price (provided that at the election of the Institutional Sellers, any amount due in respect of the Warrants may be allocated to the Adjusted Redemption Value payable pursuant to Section 2.2(b). At the Closing, each Seller shall deliver to Purchaser certificates representing such Seller's Common Securities to be purchased by Purchaser, free and clear of any lien, encumbrance, security agreement, equity, option, claim, charge or restriction, other than restrictions imposed by federal or applicable state securities laws.

                  (b) Subject to the terms and conditions set forth in this Agreement, the Institutional Sellers agree to sell to Purchaser, and Purchaser agrees to purchase from the Institutional Sellers, at the Closing referred to in Section 4 of this Agreement, all of the Preferred Shares in exchange for the payment by Purchaser at the Closing of the Redemption Value. At Closing, (i) $925,000 of the Adjusted Redemption Value (the "Escrowed Funds") shall be placed in escrow with a bank or trust company approved by the Purchaser and the Sellers' Representative (the "Escrow Agent") pursuant to an escrow agreement in the form of Exhibit 2.2(b) attached hereto, with such changes as may be reasonably required by the Escrow Agent (the "Escrow Agreement") and (ii) an amount equal to the Adjusted Redemption Value minus the Escrowed Funds shall be distributed to the Institutional Sellers so that each Institutional Seller will receive by wire transfer of immediately available funds (x) an amount of the Adjusted Redemption Value equal to the product of (i) the number of Preferred Shares owned by such Institutional Seller, multiplied by (ii) the Redemption Value Per Share, minus (y) such Seller's Preferred Shares Percentage of the Escrowed Funds. The Escrowed Funds shall be held in escrow pursuant to the terms of the Escrow Agreement to secure the obligations of the Sellers with respect to any payment obligations of the Sellers under
         Section 3.4 and to secure the indemnification obligations of the Sellers under Section 13. At the Closing, each Institutional Seller shall deliver to Purchaser certificates representing such Institutional Seller's Preferred Shares to be purchased by Purchaser, free and clear of any lien, encumbrance, security agreement, equity, option, claim, charge or restriction, other than restrictions imposed by federal or applicable state securities laws.

                  (c) Other Settlements at Closing. At the Closing, Purchaser shall (i) on behalf of the Company, cause the Company Debt to be repaid in full to the party or parties entitled thereto pursuant to the Payoff Letter, (ii) pay the Escrow Funds into escrow account to be held by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement and (iii) pay the Sellers Expenses as provided on the Seller Expenses Certificate. The estimated amount of the Company Debt as of September 30, 2005 will be approximately $8,728,000.

3.       NET CASH ADJUSTMENT; ACCOUNT RECEIVABLES AND PAYABLE TARGETS

         3.1 At the Closing, the Company shall have prepared and delivered to the Purchaser (i) an unaudited balance sheet (the "Estimated Closing Balance Sheet") of the Company as of the close of business on the day immediately preceding the Closing Date (referred to herein as the "Calculation Date"), prepared in accordance with generally accepted accounting principles applied on a basis consistent with the 2005 Balance Sheet, (ii) a list of the Company's accounts receivables as of the Calculation Date setting forth with respect to each account receivable (x) the amount outstanding and (y) the date such account receivable was created, (iii) a list of each of the Company's accounts payable as of the Calculation Date setting forth with respect to each account payable
(x) the amount outstanding and (y) the date such account payable was created, and specifically identifying each account payable outstanding in excess of 45 days as of the Calculation Date, and (iv) a certificate signed by the president or chief financial officer of the Company, certifying (A) that the Estimated Closing Balance Sheet was prepared on the basis described in clause (i) above,
(B) that each of the lists in clauses (ii) and (iii) above is true, correct and complete as of the Calculation Date and (C) the cash balance (including any cash equivalents) of the Company as of the Calculation Date (the "Estimated Calculation Date Net Cash Amount"). In calculating the cash balance advance customer deposits in excess of inventory value identified therewith shall not be counted toward the Calculation Date Cash Balance.

         3.2 If the Estimated Calculation Date Net Cash Amount is less than $250,000, the Closing Date Purchase Price shall be reduced by an amount equal to such deficiency, or if the Calculation Date Cash Balance is greater than $250,000 the Closing Date Purchase Price shall be increased by an amount equal to such excess (such excess or deficiency, the "Estimated Net Cash Amount").

         3.3 If the accounts receivable or accounts payable of the Company shall not be substantially at the aging levels averaged over the previous twelve (12) months with payables averaging no more than thirty (30) days and no payables over sixty (60) days Purchaser may, in its sole discretion, elect either to terminate this Agreement and not purchase the Common Securities and Preferred Shares or otherwise proceed to consummate these transactions without any adjustment except as provided in the immediately succeeding sentence. If any accounts payable set forth on the list provided by Section 3.1 are outstanding for more than 45 days as of the Calculation Date, the Closing Date Purchase Price will be reduced by the aggregate amount of such accounts payable (the "Account Payable Adjustment Amount").

         3.4 Within 45 days after the Closing, the Purchaser shall prepare and submit to the Seller Representative an unaudited balance sheet of the Company as of the close of business on the Calculation Date, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the 2005 Balance Sheet (the "Final Closing Statement"). The Purchaser and its accountant shall permit the Sellers' accountants at the earliest practicable date to review and make copies of all work papers, schedules and calculations used in the preparation of the Final Closing Statement.

         When the Purchaser delivers the Final Closing Statement, the Purchaser shall also deliver to the Sellers' Representative a certificate (i) certifying that the Final Closing Statement was prepared on the basis and in accordance with the procedures set forth in Section 3.1 above, and (ii) containing the Purchaser's calculations based on the Final Closing Statement (the "Purchaser's Proposed Calculations") of the Net Cash Amount of the Company as of the Calculation Date (the "Proposed Final Net Cash Amount"). Within 15 days after receipt of the Final Closing Statement and the accompanying certificate, the Sellers' Representative shall notify the Purchasers of its agreement or disagreement, as the case may be, with the Final Closing Statement and the accuracy of any of the Purchaser's Proposed Calculations. If the Sellers' Representative disputes any aspect of the Final Closing Statement or the amount of any of the Purchaser's Proposed Calculations, then the Sellers' Representative shall have the right to direct the Sellers' independent accountants, at the Sellers' expense, to review and test the Final Closing Statement. The Sellers' accountants shall complete their review and test within fifteen (15) days after the date the Sellers' Representative disputes the Purchaser's Proposed Calculations. If the Sellers' Representative, after such review and test, still disagrees with the Purchaser's Proposed Calculations, and the Purchaser does not accept the Sellers' Representative's proposed alternative calculations (the "Sellers' Proposed Calculations"), then the Sellers' Representative and the Purchaser shall select a nationally recognized independent accounting firm (the "Independent Accounting Firm") to resolve the remaining disputed items (the "Remaining Disputed Items") within fifteen (15) days after the date of the Purchaser's rejection of the Sellers' Proposed Calculations of the Remaining Disputed Items by conducting its own review and test of the Final Closing Statement and thereafter selecting either the Purchaser's Proposed Calculations of the Remaining Disputed Items or the Sellers' Proposed Calculations of the Remaining Disputed Items or an amount in between the two. Each of the Purchaser and the Sellers' Representative agree that they shall be bound by the determination of the Remaining Disputed Items by the Independent Accounting Firm. The fees and expenses of the Independent Accounting Firm shall be paid jointly, one-half by the Purchaser and one-half by the Sellers. The amount determined pursuant to this paragraph shall be the Final Net Cash Amount.

         Upon the determination pursuant to this Section 3.4 of the Final Closing Statement and the final Net Cash Amount, the Closing Date Purchase Price shall be recalculated in accordance with Section 2.1, using the amounts of the Net Cash Amount so determined pursuant to this Section 3.4 in lieu of the amount of the Net Cash Amount as used on the Closing Date. If the Closing Date Purchase Price as so adjusted (the "Final Adjustment") is greater than the Closing Date Purchase Price as adjusted pursuant to the Initial Adjustment, then Purchaser shall pay to the Sellers' Representative (to be disbursed first to the Institutional Sellers until they have received the Redemption Value and then to the Sellers prorata in accordance with number of shares issued or issuable pursuant to the Common Securities). If the Closing Date Purchase Price as adjusted pursuant to the Final Adjustment is lower than the Closing Date Purchase Price as adjusted pursuant to the Initial Adjustment, then the difference shall be paid promptly in cash by the Escrow Agent to the Purchaser from the Escrowed Funds. Any such payment and adjustment shall be made within ten (10) days after the determination of the Final Adjustment pursuant to this
Section 3.4.

4. CLOSING

         4.1. Closing and Closing Date. Subject to the provisions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Bingham McCutchen LLP, One State Street, Hartford, CT 06103 at 10:00 A.M. (local time) within sixty (60) days of the date hereof (the date of the Closing being referred to herein as the "Closing Date"). All Closing transactions shall be deemed to take place simultaneously, and no Closing transaction shall be deemed consummated until all transactions to take place at the Closing have been consummated.

         4.2. Actions at Closing. At the Closing, in addition to any other instruments or documents referred to herein:

                  (a) (i) Each Individual Seller shall deliver to Purchaser, free and clear of any lien certificates representing its Common Shares duly endorsed in blank or with duly executed stock powers attached,
         (ii) each Institutional Seller shall deliver to Purchaser free and clear of any lien certificates representing the Warrants, duly endorsed in blank or with duly executed transfer documents attached and (iii) each Institutional Seller shall deliver to Purchaser, free and clear of any lien certificates representing its Preferred Shares duly endorsed in blank or with duly executed stock powers attached.

                  (b) The Institutional Sellers shall deliver to the Purchaser pay-off letters and lien discharges (or agreements therefor) satisfactory to the Purchaser from each creditor with respect to the Company Debt (the "Payoff Letter").

                  (c) Purchaser, on behalf of the Company, shall pay and discharge all outstanding Company Debt.

                  (d) The Institutional Sellers shall deliver the Sellers Expense Certificate.

                  (e) Purchaser shall pay, on behalf of the Sellers to the parties identified on the Sellers Expense Certificate, all Sellers Expenses set forth thereon.

                  (f) Purchaser shall deliver the Escrowed Funds to the Escrow Agent.

                  (g) Purchaser shall pay via wire transfer the Closing Date Purchase Price, if any, to the Sellers in accordance with Section 2.1(a) hereof.

                  (h) Purchaser shall pay with wire transfer the Adjusted Redemption Value, minus the Escrowed Funds to the Institutional Sellers in accordance with Section 2.1(b) hereof.

5.       REPRESENTATIONS AND WARRANTIES OF SELLER

         Each Seller hereby, individually and not severally, represents and warrants to Purchaser as follows, each of which representations and warranties shall be true as of the Closing Date:

         5.1. Organization. If an Institutional Seller, such Seller is duly organized, validly existing and in good standing under the laws of its state of organization. Such Seller has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         5.2. Authorization of Agreement. The execution, delivery and performance of this Agreement by such Seller, and the consummation of the transactions contemplated hereby have been duly and effectively authorized by such Seller. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Seller. This Agreement constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally.

         5.3. Effect of Agreement. The execution, delivery and performance of this Agreement by such Seller and consummation by such Seller of the transactions contemplated hereby will not, with or without the giving or notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which such Seller is subject; (b) violate any judgment, order, writ or decree of any court applicable to such Seller; or (c) result in the breach of or conflict with any term, covenant, condition or provision of the organizational documents of such Seller or any commitment, contract or other agreement on instrument to which such Seller is a party.

         5.4. Litigation. To the best knowledge of such Seller, there are no actions, suits, proceedings or governmental investigations or inquiries pending or threatened against it which, in its reasonable judgment, would prevent the consummation of the transactions contemplated hereby.

         5.5. Title to Shares, Liens, etc. Such Seller has, and as of the consummation of the Closing, the Purchaser will have, sole record and beneficial ownership of such Seller's Common Securities and Preferred Shares as set forth on Exhibit 6.2(a) hereto, free and clear of any liens other than any such lien incurred by the Purchaser.

         5.6. No Interest in Competitors. Set forth on Exhibit 5.6 is a list describing the extent to which such Seller or any Affiliate of such Seller, directly or indirectly, owns more than a five percent (5%) interest in or controls or is an employee, officer, director, or partner of or participant in (but only to the extent such a participation exceeds one percent (1%)), or consultant to any corporation, partnership, limited partnership, joint venture, association or other entity which is a competitor, supplier or customer of the Company or has any type of business or professional relationship with the Company.

6.       REPRESENTATIONS AND WARRANTIES IN RESPECT OF THE COMPANY

         As an inducement to Purchaser to enter into this Agreement and perform its obligations hereunder, the Sellers hereby represent and warrant to Purchaser as follows, each of which representation and warranty is material and is being relied upon by Purchaser, and each of which is true as of the date hereof and shall be true as of the Closing, with the same effect as if said representations and warranties had been made at and as of the Closing Date:

         6.1. Organization, Good Standing, Power, Etc. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Except as set forth on Exhibit 6.1, the Company is authorized or licensed to do business as a foreign corporation and is in good standing in the Commonwealth of Massachusetts and each other jurisdiction in which the character and location of its assets or the nature of the business transacted by the Company makes such qualification necessary except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations or future prospects of the Company. The Company has all requisite corporate power and authority to own or lease and operate its properties and assets, and carry on its business as it is presently being conducted.

         6.2. Capital Stock.

                  (a) The entire authorized capital stock of the Company consists of (i) 1,000,000 shares of Common Stock, of which three hundred fifty thousand (350,000) shares are issued and outstanding and six hundred and fifty thousand (650,000) shares are reserved for issuance under the Warrants and (ii) 2,000 shares of Preferred Stock of which 2,000 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid, non-assessable, free of preemptive rights (other than the Stockholders Agreement which is being terminated on the Closing Date), and were issued in compliance with all federal and applicable state securities laws. All of the issued and outstanding Common Stock, Preferred Stock and Warrants are held of record by the respective Sellers on Exhibit 6.2(a).

                  (b) Except for the Warrants there are no outstanding offers, options, warrants, rights, puts, calls, commitments, obligations (verbal or written), conversion rights, plans or other agreements (conditional or unconditional) of any character providing for, requiring or permitting the offer, sale, purchase or issuance of any shares of capital stock of the Company or any other securities of the Company (as such term is defined in the Securities Act of 1933, as amended). There are no equity securities of the Company that are reserved for issuance (except in connection with the Warrants).

         6.3. Articles of Incorporation and By-laws. Correct and complete copies of the Articles of Incorporation of the Company, as amended to date, and the By-laws of the Company, as amended to date, have been delivered to the Purchaser. Such Articles of Incorporation and By-laws are in full force and effect.

         6.4. Subsidiaries, Divisions and Affiliates. There are no subsidiaries or divisions of the Company. The business of the Company has been conducted solely by the Company and not through any Affiliate, joint venture or other entity, person or under any other name.

         6.5. Equity Investments. The Company does not own or have any rights to or any contractual right or duty to buy or sell, any equity interest, directly or indirectly, in any corporation, partnership, joint venture, firm or other entity.

         6.6. Effect of Agreement. The execution, delivery and performance of this Agreement by the Sellers and the consummation by the Sellers of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or administrative order to which the Company is subject; (b) violate any judgment, order, writ or decree of any court applicable to the Company; or
(c) result in the breach of or conflict with any term, covenant, condition or provision of, result in the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the assets of the Company pursuant to, any corporate charter, by-law, commitment, contract or other agreement or instrument, including any of the Commitments, to which the Company is a party or by which any of the assets is or may be bound or affected or from which the Company derive benefit, which breach, conflict, modification, termination, default or encumbrance described in this clause (c) would be material to the business of the Company or any of its assets.

         6.7. Restrictions. The Company is not a party to any contract, commitment or agreement nor are any of its assets subject to, or bound or affected by, any provision of the Articles of Incorporation, By laws or other corporate restriction, or any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would, individually or in the aggregate, materially adversely affect the business, financial condition, operations, results of operations or future prospects of the Company.

         6.8. Governmental and Other Consents. No consent, authorization or approval of, or exemption by, any governmental or public body or authority is required by the Company in connection with the transactions contemplated by this Agreement.

         6.9. Financial Statements. The Company has delivered to Purchasers correct and complete copies of audited financial statements of the Company for the fiscal years ended March 31, 2003 (this was for a "stub year" commencing on August 7, 2002), 2004 and 2005 together with such other financial documents requested by Purchaser covering the period through May 31, 2005 (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company, have been prepared in accordance with generally accepted accounting principles and practices consistently applied and accurately present the financial position of the Company at their respective dates and the results of operations and cash flows for the respective periods covered thereby; provided, however, that any interim unaudited financial statements are subject to normal year end adjustments and lack footnotes and other presentation items.

         6.10. Absence of Certain Changes or Events. Except as set forth on
Exhibit 6.10, since March 31, 2005, the Company has not:

                  (a) suffered any adverse change in, or the occurrence of any events which, individually or in the aggregate, has or have had, or might reasonably be expected to have, a material adverse effect on, the Company's the business, financial condition, operations, results of operations or future prospects of the Company;

                  (b) incurred damage to or destruction of any material asset or material portion of the Company's assets, whether or not covered by insurance;

                  (c) made or entered into any material agreement, contract, lease or license outside the ordinary course of business;

                  (d) made any capital expenditures in excess of Ten Thousand Dollars ($10,000.00);

                  (e) mortgaged, pledged or subjected to lien or any other encumbrance any of its assets;

                  (f) sold, transferred or leased any material asset or material portion of its assets, or canceled or compromised any debt or material claims, except in each case, in the ordinary course of business;

                  (g) sold, assigned, transferred or granted any rights under or with respect to any licenses, agreements, patents, inventions, trademarks, trade names, copyrights or formulae or with respect to know-how or any other intangible asset; or

                  (h) amended or terminated any of the contracts, agreements, leases or arrangements which otherwise would have been set forth on
         Exhibit 6.13 hereto.

         6.11. Title to Assets, Absence of Liens and Encumbrances. The Company owns all the assets (whether real personal or mixed and whether tangible or intangible) that they purport to own or which are reflected as owned in the books and records of the Company, including all of the assets reflected in the 2005 Balance Sheet (except for assets held under capitalized leases and personal property sold or disposed of since the date of the 2005 Balance Sheet in the ordinary course of business of the Company), and all of the assets purchased or otherwise acquired by the Company since the date of the 2005 Balance Sheet (except for personal property acquired and sold or disposed of since the date of the 2005 Balance Sheet in the ordinary course of business of the Company). Except as set forth on Exhibit 6.11 or the title report, delivered to Purchaser, all assets owned by the Company are free and clear of all mortgages, claims, liens, charges, encumbrances, security interests, restrictions on use or transfer or other defects as to title.

         6.12. Insurance. Exhibit 6.12 contains a list of all material insurance policies that are held by the Company, and that name the Company as an insured, including self-insurance programs and those that pertain to the assets, business or employees of the Company, including the policy limits thereof. All such insurance policies are in full force and effect and the Company has not received notice of cancellation of any such insurance policies.

         6.13. Agreements, Arrangements, Etc.
               6.13.1 Exhibit 6.13.1 contains a complete and accurate list, and Sellers have made available to Purchaser, true and complete copies of each of the following agreements (herein the "Commitments"):

                      (a) lease agreement (whether as lessor or lessee);

                      (b) license agreement, assignment or contract (whether as
               licensor or licensee, assignor or assignee) relating to trademarks, trade names, patents, or copyrights (or applications therefore), unpatented designs or processes, formulae, know-how or technical assistance, or other proprietary rights;

                      (c) employment or other contract or agreement with an
               employee or independent contractor which (i) may not be terminated without liability to the Company upon notice to the employee or independent contractor of not more than thirty (30) days, or (ii) provides payments (contingent or otherwise) of more than Thirty Thousand Dollars ($30,000.00) per year (including all salary, bonuses and commissions);

                      (d) agreement, contract or order with any buying agent,
               supplier or other individual or entity who assists, provides or is otherwise involved in the acquisition, supplying or providing goods to the Company;

                      (e) non-competition, secrecy or confidentiality
               agreements;

                      (f) agreement or other arrangement for the sale of goods
               or services by the Company to any third party in the ordinary course of business (including the government or any other governmental authority) in excess of $100,000.00;

                      (g) agreement with any labor union;

                      (h) agreement, contract or order with any distributor,
               dealer, leasing company, sales agent or representative, other than contracts or orders for the purchase, sale or license of goods made in the usual and ordinary course of business at an aggregate price per contract of more than Ten Thousand Dollars ($10,000.00) and a term of more than six (6) months under any such contract or order;

                      (i) agreement, contract or order with any manufacturer or
               supplier at an aggregate price of more than Ten Thousand Dollars ($10,000.00) (including those agreements which allow discounts or allowances or extended payment terms);

                      (j) agreement with any distributor or brokerage company,
               leasing company, management company or any other individual or entity who assists, places, brokers or otherwise is involved with the marketing or distribution of the Company's products to its customers;

                      (k) joint venture or partnership agreement with any other
               person or entity;

                      (l) agreement guaranteeing, indemnifying or otherwise
               becoming liable for the obligations or liabilities of another;

                      (m) agreement with any banks or other persons, other than
               its employees, for the borrowing or lending of money or payment or repayment of draws on letters of credit or currency swap or exchange agreements (other than purchase money security interests which may, under the terms of invoices from its suppliers, be granted to suppliers with respect to goods so purchased);

                      (n) agreement with any bank, finance company or similar
               organization which acquires from the Company receivables or contracts for sales on credit;

                      (o) agreement granting any person a lien, security
               interest or mortgage on any of the Assets, including, without limitation, any factoring or agreement for the assignment of receivables or inventory;

                      (p) agreement for the incurrence of any capital
               expenditure in excess of Ten Thousand Dollars ($10,000.00);

                      (q) advertising, publication or printing agreement;

                      (r) agreement which restricts the Company from doing
               business anywhere in the world;

                      (s) agreement giving any party the right to renegotiate or require a reduction in prices or the repayment of any amount previously paid.

               6.13.2 Each of the Commitments is valid, in full force and effect and enforceable by the Company in accordance with its terms.

               6.13.3 Except as set forth on Exhibit 6.13.3, the Company has fulfilled, or has taken all action reasonably necessary to enable it to fulfill when due, all of its obligations under the Commitments, except where the failure to do so would not, individually or in the aggregate, have a material adverse affect on the business of the Company. Furthermore, there has not occurred any default by the Company or any event which, with the lapse of time or the election of any person other than the Company, will become a default, nor has there occurred any default by others or any event which, with the lapse of time or the election of the Company, will become a default under any of the Commitments, except for such defaults, if any, which (a) have not resulted and will not result in any material loss to or liability of the Company or any of its successors or assigns or (b) have been indicated on Exhibit 6.13. The Company is not in arrears in any material respect with respect to the performance of satisfaction of the material terms or conditions to be performed or satisfied by it under any of the Commitments and no waiver or variance has been granted by any of the parties hereto.

               6.13.4 After the Closing, except as set forth on Exhibit 6.13, each of the Commitments does not require the consent of the other parties thereto and, with respect to any of the Commitments which do require the consent of the other parties thereto, the Company has obtained such consent and has provided or will provide Purchaser with copies thereof.

         6.14. Patents, Trademarks, Copyrights, Etc. Exhibit 6.14 sets forth (i) the registered and beneficial owner and the expiration date, to the extent applicable, for each of the federally registered patents, trademarks and copyrights ("Rights") set forth on such Exhibit and (ii) the product, service, or products or services of the Company which make use of, or are sold, licensed or made under, each such Right. All of the Rights constitute all Rights necessary for the conduct of the business of the Company, as such business is currently being conducted. Except as set forth on Exhibit 6.14, the Company has not sold, assigned, transferred, licensed, sub-licensed or conveyed the Rights, or any of them, or any interest in the Rights, or any of them, to any person, and has the entire right, title and interest (free and clear of all security interests, liens and encumbrances of every nature) in and to the Rights necessary to the conduct of the business of the Company as currently being conducted; neither has the validity of such items been, nor is the validity of such items, nor the use thereof by the Company, the subject of any pending or threatened opposition, interference, cancellation, nullification, conflict, concurrent use, litigation or other proceeding. The conduct of the business of the Company as currently operated does not and will not conflict with, or infringe, legally enforceable rights of third parties. Except as set forth on
Exhibit 6.14, the Rights owned by or licensed to the Company have not been used, and no use is now being made, by any entity except the Company and other entities duly licensed to use the same. Except as set forth on Exhibit 6.14, there is no infringement of any proprietary right owned or licensed by the Company.

         6.15. Permits, Licenses, Etc. There are no permits, licenses, registrations, memberships, certifications, orders or approvals of governmental or administrative authorities or required to permit the Company to carry on its business as currently conducted (other than (i) permits, licenses, registrations, certifications trade memberships, orders or approvals which are set forth on Exhibit 6.15, all of which are in full force and effect, and (ii) other permits, licenses, orders or approvals, the failure to obtain which would not, individually or in the aggregate, have a material adverse affect on the business, financial condition, operations, results of operations or future prospects of the Company).

         6.16. Compliance with Applicable Laws. The conduct by the Company of its business does not violate or infringe, and there is no basis for any claims of violation or infringement of, any material law, statute, ordinance, regulation or executive order (including, without limitation, Occupational Safety and Health Act, the National Environmental Policy Act, the Foreign Corrupt Practices Act, the Procurement Integrity Act and the respective regulations thereunder and similar applicable state laws and regulations and any laws, rules and regulations relating to equipment or services to be provided to various agencies of the United States Department of Defense) currently in effect, except in each case for violations or infringements which do not and will not, individually or in the aggregate, have a material adverse affect on the business, financial condition, operations, results of operations or future prospects of the Company. The Company is not in default under any governmental or administrative registration, membership or license issued to it, under any governmental or administrative order or demand directed to it, or with respect to any order, writ, injunction or decree of any court which, in any case, materially adversely affects the business, financial condition, operations, results of operations or future prospects of the Company. The Company has contacted the Massachusetts Department of Labor & Workforce Development Division of Occupational Safety for a voluntary inspection.

         6.17. Litigation. Except as set forth on Exhibit 6.17, there is no claim, action, suit, proceeding, arbitration, reparation, investigation or hearing or notice of hearing, pending or, to the knowledge of the Institutional Sellers, threatened, before any court or governmental, administrative or other competent authority or private arbitration tribunal against or relating to or affecting (directly or indirectly, including by way of indemnification) the business of the Company, or the transactions contemplated by this Agreement; nor are any facts known to the Institutional Sellers, which they reasonably believe could reasonably give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing, which may have any adverse affect, individually or in the aggregate in excess of Twenty Five Thousand Dollars ($25,000.00) upon the business of the Company or the transactions contemplated by this Agreement. There is no continuing order, injunction or decree of any court, arbitrator or governmental, administrative or other competent authority to which the Company is a party, or to which the Company is subject. The Company is not permanently or temporarily enjoined or barred by order, judgment or decree of any court or other tribunal or any agency or other body from engaging in or continuing any conduct or practice in connection with the business engaged in by the Company.

         6.18. Customers, Suppliers, Distributors and Agents. Except as set forth on Exhibit 6.18(a), the Company has no knowledge or reason to believe that any customer, client, distributor, supplier or any other person or entity with material business dealings with the Company, will or may cease to continue such relationship with the Company, or will or may substantially reduce the extent of such relationship, at any time prior to or after the Closing Date. Except for such common public information, the Company has no knowledge of (1) any other existing or contemplated modification or change in the business relationship of the Company with, or (2) any existing condition or state of facts which has affected adversely, will adversely affect (in more than a minimal manner), or has a reasonable likelihood of adversely affecting the business of the Company with its customers, clients, suppliers or other persons or entities with material business dealings with the Company or which has prevented or will prevent such business from being carried on by the Company under its new ownership after the Closing in essentially the same manner as it is currently carried on. Exhibit 6.18(b) sets forth as to the Company (a) the ten largest (in dollar value) purchasers of its goods and/or services and (b) the ten largest (in dollar value) providers of goods and/or services to the Company, in each case with respect to each of the fiscal years ended March, 31 2004 and March 31, 2005.

         6.19. Books and Records. The books of account and other financial and corporate records of the Company are in all material respects complete, correct and up to date, with all necessary signatures, and are in all material respects accurately reflected in the Financial Statements.

         6.20. Employee Benefit Plans. Except as described in Exhibit 6.20, the Company does not have any hospitalization, health insurance, pension, retirement, profit sharing, stock option or similar plans. Exhibit 6.20 sets forth a correct and complete list of each and every employee benefit plan, including each pension, profit sharing, stock bonus, bonus, deferred compensation, severance, stock option or purchase plan, or other retirement plan or arrangement, covering employees of the Company (the "Employee Benefit Plans"). For each such Employee Benefit Plan, multi-employer plan or welfare plan as those terms are defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") and for each Employee Benefit Plan with respect to which the Company is a "party in interest" as defined in Section 3 of ERISA, or a "disqualified person" as defined in Section 4975 of the Code, the Company has delivered to Purchaser complete and accurate copies of (i) all Employee Benefit Plans and all amendments thereto; (ii) the trust instrument or insurance contract, if any, forming a part of the plans, and all amendments thereto; (iii) the most recent and preceding year's Internal Revenue Service Form 5500 and all schedules thereto; (iv) the most recent Internal Revenue Service determination letter, or if no letter has been issued, any pending application to the Internal Revenue Service for a determination letter regarding qualified status; (v) any bond required by Section 412 of ERISA; and (vi) the summary plan description. The Company has complied with all material rules and regulations governing each of the Employee Benefit Plans maintained for the benefit of the Company's employees, including, without limitation, rules and regulations promulgated pursuant to ERISA and the Code, by the Department of Treasury, Department of Labor, and the Pension Benefit Plans Guaranty Corporation, and each of the Employee Benefit Plans now operated has since its inception been operated in all material respects in accordance with its provisions and is in compliance with such rules and regulations. Neither the Company nor any Employee Benefit Plans maintained by the Company or any fiduciaries thereof have engaged in any prohibited transaction, as that term is defined in Section 406 of ERISA or Section 4975 of the Code, nor have any of them committed any breach of fiduciary responsibility with respect to any of the Employee Benefit Plans, and the Company does not have any knowledge that any other person has not complied with these rules and regulations.

         6.21. Powers of Attorney. Except as set forth on Exhibit 6.21, no person has any power of attorney to act on behalf of the Company in connection with any of the Company's properties or business affairs other than such powers to so act as normally pertain to the officers of the Company.

         6.22. Labor Disputes, Unfair Labor Practices. Except as set forth on
Exhibit 6.22, the Company is not engaged in any labor practice which would have a material adverse affect on the business, financial condition, operations, results of operations or future prospects of the Company. There is no pending or affirmatively threatened (i) unfair labor practice complaint, charge, labor dispute, strike, slowdown, walkout or work stoppage before the National Labor Relations Board or any other authority or (ii) grievance or arbitration proceeding arising out of or under a collective bargaining agreement involving employees of the Company. There have been no strikes, labor disputes, slow-downs, walkouts, or work stoppages involving employees of the Company since August 2003. Union representation of employees exists as set forth on Exhibit
6.22. The Company has not received notice from any of its employees of such employee's intent to terminate his or her employment or bring any action against the Company for any reason related to the transactions contemplated by this Agreement or for any other reason, including but not limited to age discrimination, racial or sex discrimination or sexual harassment.

         6.23. Environmental Matters.

                  (a) Except as set forth on Exhibit 6.23, (i) the Company is in compliance with all material environmental laws, regulations, permits and orders applicable to it, and with all laws, regulations, permits and orders governing or relating to asbestos removal and abatement;
         (ii) the Company has not transported, stored, treated or disposed, or allowed or arranged for any third parties to transport, store, treat or dispose, of any Hazardous Substances or other waste to or at any location other than a site lawfully permitted to receive such Hazardous Substances or other waste for such purposes, or had performed, arranged for or allowed by any method or procedure such transportation, storage, treatment or disposal in contravention of any laws or regulations nor has the Company disposed of, or allowed or arranged for any third parties to dispose of, Hazardous Substances or other waste upon property owned or leased by it in contravention of any applicable laws or regulations; (iii) there has not occurred since August 2003, nor is there presently occurring, a Release of any Hazardous Substance on, into or beneath the surface of any parcel of real property in which the Company has (or will have after giving effect to the transactions contemplated hereby) an ownership interest or any leasehold interest in contravention of any applicable laws or regulations; (iv) the Company has not since August 2003 transported or disposed of, or allowed or arranged for any third parties to transport or dispose of, any Hazardous Substance or other waste to or at a site which, pursuant to the U.S. comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), has been placed on the National Priorities List or its Washington equivalent; (v) since August 2003 the Company has not received notice and the Company has no knowledge of any facts which could give rise to any substantive notice, that the Company is a potentially responsible party for a federal or state environmental cleanup site or for corrective action under CERCLA or notice of any other Environmental Claim whether on site or off site;
         (vi) since August 2003 the Company has not undertaken (or been requested to undertake) any response or remedial actions or cleanup actions of any kind at the request of any federal, state or local governmental entity, or at the request of any other person or entity; and (vii) since August 2003 there are no laws, regulations, ordinances, licenses, permits or orders relating to environmental matters requiring any material work, repairs, construction or capital expenditures with respect to the assets or properties of the Company.

                  (b) For the purposes of this Agreement: (i) "Environmental Claim" shall mean any written demand, claim, governmental notice or threat of litigation or the actual institution of any action, suit or proceeding which asserts that an Environmental Condition constitutes a violation of any statute, ordinance, regulation, or other governmental requirement relating to the emission, discharge, or Release of any Hazardous Substance into the environment or the generation, treatment, storage, transportation, or disposal of any Hazardous Substance, prior to Closing Date in each case in contravention of any applicable laws or regulations; (ii) "Environmental Condition" shall mean the presence on any real property during the period from the date such real property was first owned, leased or used by the Company as to which material originating at the Company was transported, to the Closing Date, in surface water, ground water, drinking water supply, land surface, subsurface strata or ambient air of any Hazardous Substance arising out of or otherwise related to the operations or other activities of the Company or of any predecessor of the Company, conducted or undertaken prior to the Closing Date, and in each case in contravention of any applicable laws or regulations; (iii) "Hazardous Substance" shall mean any substance defined in the manner set forth in Section 101(14) of the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as applicable on the Closing Date, and shall include any additional substances designated under Section 102(a) thereof prior to the Closing Date; and (iv) "Release" shall mean releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment in each case in contravention of any applicable laws or regulations.

         6.24. Tax and Other Returns and Reports. The Company has timely filed or will file all Tax Returns and information returns required to be filed by the Company and has paid all Taxes due for all periods commencing on or after August 2, 2003 and ending on or before March 31, 2004. The Tax Returns for March 31, 2005 are the subject of extensions. Adequate provision has been made in the books and records of the Company and in the Financial Statements referred to in
Section 5.10 above, for all Taxes whether or not due and payable and whether or not disputed. All Tax Returns of the Company since 2002 remain open. All required Tax Returns, including amendments to date, have been prepared in good faith without negligence or willful misrepresentation and are complete and accurate and in all material respects. No governmental entity has, since August 2003, examined or is in the process of examining any Tax Returns of the Company. No governmental entity has proposed (tentatively or definitively), asserted or assessed or threatened to propose or assert, any deficiency, assessment, lien, or other claim for Taxes and there would be no basis for any such delinquency, assessment, lien or claim. Except as disclosed above, there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Taxes or deficiency against the Company or with respect to any Tax Return filed or to be filed by the Company. For purposes of this Agreement, the term "Taxes" means all taxes, including without limitation all Federal, state, local, foreign and other income, franchise, sales, use, property, payroll, withholding, environmental, alternative or add-on minimum and other taxes, assessments, charges, duties, fees, levies or other governmental charges of my kind whatsoever, and all estimated taxes, deficiency assessments, additions to tax, penalties, and interest, and any contractual or other obligation to indemnify or reimburse any person with respect to any such assessment. For purposes of this Agreement, the term "Tax Return" shall mean any report, statement, return, declaration of estimated tax or other information required to be supplied by or on behalf of the Company to a taxing authority in connection with Taxes, or with respect to grants of tax exemption, including any consolidated, combined, unitary, joint or other return filed by any person that properly includes the income, deductions or other tax information concerning the Company. The copies of the Tax Returns for the tax years ended March 31, 2003 and 2004 provided by the Company to Purchaser are complete and correct.

         6.25. Recent Dividends and Other Distributions. There has been no dividend or other distribution of assets or securities whether consisting of money, property or any other thing of value, declared, issued or paid to or for the benefit of the Sellers subsequent to the date of the most recent Financial Statements described in Section 5.10 by the Company, except as set forth on
Exhibit 6.25 or except as permitted by paragraph 8.1.8.

         6.26. Debt. As of the Closing after giving effect to the payments of the Company Debt the Company will have no outstanding debt owing to any of the Sellers or affiliated persons or entities of the Sellers nor will the Company have any debt to financial institutions or to other persons or entities not incurred in the ordinary course of business.

         6.27. Purchase and Sale Obligations. All purchase, sales and orders and all other commitments for purchases, sales and orders made by or on behalf of the Company have been made in the usual and ordinary course of its business in accordance with normal practices. On the Closing Date, the Sellers shall deliver to Purchasers a schedule of all such uncompleted purchase and sale orders and other commitments with respect to any of the Company's obligations as of a date not earlier than ten (10) days prior to the Closing.

         6.28. Other Information. None of the information which has been or may be furnished by or on behalf of the Sellers or any of their representatives to Purchaser or any of its representatives in connection with the transactions contemplated hereby, which is contained in this Agreement (including the Exhibits hereto) or any Ancillary Document or any certificate or instrument delivered or to be delivered by or on behalf of Sellers in connection with the transactions contemplated hereby, does or will contain any untrue statement of a material fact or omit a material fact necessary to make the information contained herein or therein not misleading.

         6.29. Accounts Receivable and Accounts Payable. All of the accounts receivable of the Company are actual and bona fide accounts receivable representing obligations for the total dollar amount thereof showing on the books of the Company, and the accounts receivable are not and will not be subject to any recoupments, set-offs or counter-claims. The list of Accounts Payable delivered pursuant to Section 3.1 is true, current, and complete as of Calculation Date.

         6.30. Foreign Corrupt Practices Act, Etc. The Company has not violated, and is not in violation of, the United States Foreign Corrupt Practices Act or any other United States Executive Order, law, rule or regulation regulating the export of defense related or dual use equipment or services.

7.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

         The Purchaser hereby represents and warrants to the Sellers as follows, each of which representations and warranties shall be true as of the Closing Date and each of which is made separately as to the Purchaser:

         7.1. Organization. The Purchaser is an entity is duly organized, validly existing and in good standing under the laws of its state of organization. The Purchaser has all requisite power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         7.2. Authorization of Agreement. The execution, delivery and performance of this Agreement by the Purchaser, and the consummation of the transactions contemplated hereby have been duly and effectively authorized by the Purchaser. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors, rights generally.

         7.3. Effect of Agreement. The execution, delivery and performance of this Agreement by the Purchaser and consummation by the Purchaser of the transactions contemplated hereby will not, with or without the giving or notice and the lapse of time, or both, (a) violate any provision of law, statute, rule, regulation or executive order to which the Purchaser is subject; (b) violate any judgment, order, writ or decree of any court applicable to the Purchaser; or (c) result in the breach of or conflict with any term, covenant, condition or provision of the organizational documents of the Purchaser or any commitment, contract or other agreement on instrument to which the Purchaser is a party.

         7.4. Litigation. There are no actions, suits, proceedings or governmental investigations or inquiries pending or, to the knowledge of the Purchaser, threatened against it which, in its reasonable judgment, would prevent the consummation of the transactions contemplated hereby.

8.       PRE-CLOSING COVENANTS OF RANOR AND THE SHAREHOLDERS

         The Sellers and the Company hereby covenant and agree with Purchaser that the Sellers and the Company shall do, or cause to be done, the following, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be:

         8.1. Conduct of Business Until Closing Date. Except as permitted or required hereby or as Purchaser may otherwise consent in writing, the Sellers shall cause the Company to and the Company shall:

                  8.1.1 operate the business of the Company only in the usual, regular and ordinary manner, and use their best efforts to (a) preserve the present business organization of the Company intact, (b) keep available the services of the present employees of the Company, and (c) preserve the current business relationships of the Company with customers, clients, suppliers, distributors and others having business dealings with it;

                  8.1.2 maintain all properties necessary for the conduct of the business of the Company, whether owned or leased;

                  8.1.3 maintain the books, records and accounts of the Company in the usual, regular and ordinary manner, on the basis consistent with prior periods;

                  8.1.4 duly comply, in all material respects, with all laws, rules and regulations applicable to the Company and to the conduct of its business;

                  8.1.5 perform all of the obligations of the Company without default, unless such default is of no significance to the Company and could have no adverse impact on the Company or its business;

                  8.1.6 neither (a) amend the Company's Articles of Incorporation or By-laws; (b) merge with or into, consolidate, amalgamate or otherwise combine with, any other entity; nor (c) change the character of the business of the Company;

                  8.1.7 neither (a) encumber, mortgage, or voluntarily subject to lien any of the existing assets of the Company; (b) transfer, sell, lease, license or otherwise dispose of any of, or any part of, the assets of the Company (other than in the ordinary course of business);
         (c) convey, transfer or acquire any material asset or property of the Company to, for or on behalf of the Company other than in the ordinary course of business; (d) enter into any arrangement, agreement or undertaking, with respect to any of the employees relating to the payment of bonus, severance, profit-sharing or special compensation or any increase in the compensation payable or to become payable to any such employee; nor (e) incur any material fixed or contingent obligation or enter into any agreement, commitment, contract or other transaction or arrangement relating to the business of the Company;

                  8.1.8 not make any distributions or dividends of assets or securities, nor any changes to the capital structure of the Company; not agree to make or make any sales of its securities including the issuance of any additional capital stock or rights or options or contracts to acquire, or instruments convertible into, Common Stock or Preferred Stock; however, the Company shall be entitled to make cash distributions to any of the Sellers and pay the Company Debt;

                  8.1.9 neither modify, change or terminate any of its material obligations other than in the ordinary course of business, nor grant any power of attorney with respect to the business of the Company to any party except the Purchaser; and

                  8.1.10 anything in this Section 8.1 notwithstanding, Sellers shall have the right in their discretion to make all decisions and expenditures regarding new services and equipment required to keep the Company on its business plan for 2005 delivered to the Purchaser.

         8.2. Approvals, Consents and Further Assurances. The Sellers shall use and shall cause the Company to use its reasonable best efforts to obtain in writing as promptly as possible all approvals, consents and waivers required in order to effectuate the transactions contemplated hereby, and shall deliver to the Purchaser copies, reasonably satisfactory in form and substance to counsel to the Purchaser, of such approvals and consents. The Sellers shall also use their reasonable best efforts to assure that the other conditions set forth in
Article 11 hereof are satisfied by the Closing Date.

         8.3. Access to Properties, Records, Suppliers, Agents, Etc. The Sellers shall cause the Company to and the Company shall give to the Purchaser and to the Purchaser's counsel, financiers, accountants and other representatives access to and copies of such of the Company's properties, personnel, books, tax returns, contracts, commitments and records as relate to the assets, suppliers, agents, distributors, etc. or other aspects of the business of the Company; and shall furnish to the Purchaser and such representatives all such additional instruments, contracts, documents or other written obligations (certified by officers of the Company, if so requested) and financial and other information concerning such business, assets, suppliers, agents, etc. as the Purchaser or its representatives may from time to time request.

         8.4. Advice of Changes. If any Seller becomes aware of any fact or facts which, if known at the date hereof, would have been required to be set forth or disclosed in or pursuant to this Agreement or which, individually or in the aggregate, could materially adversely affect the business of the Company, such Seller shall promptly advise the Purchaser in writing thereof.

         8.5. Conduct. Except as permitted or required hereby or as the Purchaser may otherwise consent in writing, neither the Company nor the Sellers shall enter into any transaction or take any action which would result in any of the representations and warranties of the Sellers contained in this Agreement or in any Ancillary Document not being true and correct as of the time immediately after such transaction has been entered into or such event has occurred and on the Closing Date.

         8.6. Employee Benefit Plans. Except for payment of the Company's current obligations, the Company shall not incur any additional obligations or liabilities, including (i) all liabilities for all claims incurred, whether or not reported, on or before the Closing Date under all "employee welfare benefit plans," within the meaning of Section 3(1) of ERISA, (ii) all liabilities or obligations for vacations or sick leave or retiree, medical or life benefits to employees or former employees of the Company, and (iii) all liabilities of the Company for all benefits accrued under any "employee pension benefit plan," within the meaning of Section 3(2) of ERISA under each Employee Benefit Plan.

         8.7. Satisfaction of Conditions by the Company and Sellers. The Company and each Seller hereby covenant and agree with the Purchaser that, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be, they shall use their best efforts to assure that the conditions set forth in Article 11 hereof are satisfied by the Closing Date.

         8.8. Non-Competition. Until (i) one year after the Closing Date with respect to the Individual Sellers and (ii) three years after the Closing Date with respect to the GMP, such Sellers will not compete with the Company or realize any benefits from a competitive business (other than any business to which GMP has an interest prior to the Closing Date) or solicit customers of the Company for products and services competitive with products and services of the Company or appropriate any of the Company's intellectual property, customer lists or corporate opportunities for their own benefit or communicate or negotiate with any Person other than the Purchaser with respect to the sale of the Company, its business (including any of its assets or properties) or the Common Stock or Preferred Stock and they will not, and will not permit any of their officers, directors, employees, agents or representatives (including investment bankers, attorneys and accountants) to (a) initiate contact with, (b) make, solicit or encourage any inquiries or proposals from, (c) enter into, or participate in, any discussions or negotiations with, (d) disclose, directly or indirectly, any information not customarily disclosed concerning the business of the Company to or (e) afford any access to the Company's assets, properties, books and records to, any Person in connection with the sale or other disposition of the Company, the Stock or Preferred Stock, its business (including any of its assets or properties). The Sellers shall promptly notify Purchaser if they receive any such offer, inquiry or proposal and the required details thereof, and keep the Purchaser informed with respect to each such offer, inquiry or proposal.

         8.9. Notices and Consents. The Sellers shall cause the Company to give any notices to third parties, and shall cause the Company to use its best efforts to obtain any third party consents that the Purchaser may reasonably request in connection with the transactions contemplated by this Agreement. Each of the parties shall give any notices to, make any filings with, and use its reasonable best efforts to obtain any necessary or appropriate authorizations, consents and approvals of governments and governmental agencies. The Company and the Purchaser shall cooperate with each other in obtaining any waiver, consent or any other approval, if any, in connection with such filings, including in connection with responses to requests for additional information.

         8.10. Transfer Taxes. Any Transfer Taxes payable as a result of the sale or purchase of the Common Securities or Preferred Stock by the Sellers shall be paid by the applicable Seller.

         8.11. Developments. Each party hereto shall give prompt written notice to the others of any development causing a breach or potential breach of any of its representations and warranties contained in this Agreement. No disclosure by any party pursuant to this Section 8.11, however, shall be deemed to amend or supplement the Exhibits hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

9.       PRE-CLOSING COVENANTS OF PURCHASER

         Purchaser hereby covenants and agrees with the Sellers and the Company that, between the date of this Agreement and the Closing Date or date of termination of this Agreement, as the case may be, the Purchaser shall use its commercially reasonable best efforts to cause the conditions set forth in
Article 12 hereof to be satisfied by the Closing Date.

10.      POST-CLOSING COVENANTS

         After the Closing hereunder, each Seller, at the request of the Purchaser, shall execute, acknowledge and deliver to the Company and Purchaser, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents (together with the instruments referred to in Section 1.3, referred to herein collectively as the "Ancillary Documents") and take such other action as Purchaser may reasonably request to transfer to and fully vest in Purchaser, and protect Purchaser's right, title and interest in and to such Seller's Common Securities and Preferred Stock, as applicable.

11.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

         The obligations of Purchaser pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions, any or all of which conditions may be waived in writing by Purchaser in its sole discretion:

         11.1. Accuracy of Representations and Warranties. All representations and warranties made by the Sellers contained in this Agreement, any Exhibit or Schedule hereto, or any certificate or instrument delivered to the Purchaser or their representatives by the Sellers or their representatives shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (i.e., with respect to representations that a state of facts exists on or as of the date hereof, it is a condition that such state of facts exists on or as of the Closing Date; and with respect to a representation that a state of facts has or has not changed between a date prior to the date hereof and the date hereof, it is a condition that such state of facts has or has not changed between such prior date and the Closing Date), except as affected by transactions contemplated hereby.

         11.2. Performance of Agreements. The Sellers and the Company shall have performed and complied with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement.

         11.3. Litigation, Etc.

                  11.3.1 Except as set forth on Exhibit 6.17, no claim, action, suit, proceeding, arbitration, investigation or hearing or note of hearing shall be pending or threatened against or affecting the Sellers or the Company, which (a) might result either in an action or enjoin or prevent the consummation of the transactions contemplated by this Agreement; (b) would materially adversely affect the business of the Company or the ability of Purchasers to consummate the transactions contemplated by this Agreement or to own the Common Shares or Preferred Shares or to operate the business of the Company.

                  11.3.2 The Company shall not be in violation of any law, statute, ordinance, rule, regulation or executive order, the enforcement of which would, individually or in the aggregate, materially adversely affect the business of the Company; or which would individually or in the aggregate, materially adversely affect the ability of Purchaser to consummate the transactions contemplated by this Agreement or to own the Common Shares or Preferred Shares or to operate the business of the Company.

                  11.3.3 No law, regulation or decree shall have been proposed, adopted or promulgated, or have become effective, the enforcement of which would materially adversely affect the ability of the Purchaser to consummate the transactions contemplated by this Agreement or to own the Common Shares or Preferred Shares or to operate any such business.

         11.4. Approvals and Consents. The Company shall have obtained, and Purchaser shall have received copies of, all of the approvals and consents referred to in Section 8.2, each of which approvals and consents shall be in full force and effect and reasonably satisfactory in form and substance to Purchaser and its counsel.

         11.5. Seller's Certificate. Purchaser shall have received an accurate certificate of the Sellers, dated the Closing Date, satisfactory in form and substance to Purchaser and its counsel, certifying (a) as to the fulfillment of the matters specified in Sections 11.1 through 11.3, and (b) any changes that Purchaser is required to be notified of pursuant to Section 8.4, or that previously had not been disclosed to Purchaser.

         11.6. Officer's Certificate. Purchaser shall have received an accurate certificate, of Stan Youtt, CEO of the Company, dated as of the Closing Date, stating, among other things, that he is not aware of any material omissions or facts that would materially alter any of the Financial Statements, nor is he aware of any facts or factors that are reasonably likely to occur, or if known to other parties, that could have a material adverse effect on the financial condition, business, operations, Assets, liabilities, management or prospects of the Company.

         11.7. Good Standing Certificates. Purchaser shall have received a certificate of the office of the Secretary of State of Delaware, dated within three (3) days before the Closing Date, certifying that the records of such state regarding the Company incorporated in such state reflect neither a certificate of dissolution, a court order declaring dissolution, a merger or consolidation which terminated its existence, nor suspension of its corporate powers, rights and privileges, and that in accordance with the records of such state, such corporation is authorized to exercise all of its corporate powers, rights and privileges in such state.

         11.8. No Material Adverse Change. There shall have been no material adverse changes in the financial condition, business, operations, assets, liabilities, management or prospects of the Company since the execution hereof.

         11.9. Actions, Proceedings, Etc. All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement shall have been completed.

         11.10. Licenses, Permits, Consents, Etc. Purchaser shall have received evidence, in form and substance reasonably satisfactory to counsel for Purchaser, that such licenses, permits, consents, approvals, authorizations or orders of governmental authorities as are necessary to the consummation of the transactions contemplated by this Agreement and the continued operation of the business of the Company have been obtained.

         11.11. Employment Agreement. Mr. Stan Youtt as CEO of the Company shall have entered into an employment agreement with the Company in the form of
Exhibit 11.11 hereto.

         11.12 Opinion. Purchaser shall have received an opinion covering the matters set forth on Exhibit 11.12 attached hereto.

         11.13 Management Fees. Purchaser shall have received evidence that any accrued management fees due any Person, including any Individual Seller, have been discharged and released.

12.      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF RANOR AND THE SELLERS

         The obligations of the Sellers and the Company under this Agreement are subject to the satisfaction at the Closing of each of the following conditions.

         12.1. Accuracy of Representations and Warranties. All representations and warranties by Purchasers in this Agreement shall be true as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         12.2. Performance of Agreements. Purchaser shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by their on or before the Closing Date pursuant to this Agreement, including the payments required by Sections 2 and 4.1.

         12.3. No Injunction. No third party injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated hereby.

         12.4. Stockholder Agreement. Each of the Sellers shall have executed an agreement terminating the Stockholders' Agreement dated August 2, 2002.

13.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         13.1. Survival. The representations and warranties set forth in this Agreement, in any Exhibit or Schedule hereto and in any certificate or instrument delivered in connection herewith shall survive for a period of one
(1) year after the Closing Date and shall thereupon terminate and expire and shall be of no force or effect thereafter, except (i) with respect to any claim, written notice of which shall have been delivered to Purchaser or the Sellers, as the case may be, such claim shall survive the termination of such period and shall survive for as long as such claim is unsettled, and (ii) with respect to any litigation which shall have been commenced to resolve such claim on or prior to such date. Notwithstanding the foregoing, with respect to matters of title to any of the Common Shares or Preferred Shares, the period shall have no limitation and with respect to taxes, the survival period shall be the applicable statute of limitations plus 30 days.

         13.2. Indemnification by the Sellers. (a) Subject to the limitations set forth in this Section 13, each Seller hereby covenants and agrees with Purchaser that such Seller shall severally (and not jointly) indemnify the Purchaser and its respective directors, officers, employees and Affiliates of Purchaser, and each of their successors and assigns (individually, an "Indemnified Party"), and hold them harmless from, against and in respect of its Ratable Portion of any and all costs, losses, claims, liabilities, fines, penalties, losses and expenses (including interest which may be imposed in connection therewith, court costs and reasonable fees and disbursements of counsel) (herein "Losses") incurred by any of them actually resulting from:

               (i) any breach of any representation or warranty made by the Sellers in Section 6 of this Agreement (including without limitation any Exhibit hereto and any certificate or instrument delivered in connection with Section 6); or

               (ii) any breach by Sellers of any covenant or obligation of the Sellers in this Agreement.

         (b) Subject to the limitations set forth in this Section 13, in the event of a breach by any Seller any of such Seller's representations or warranties in Section 5, then such Seller agrees to indemnify each Indemnified Party from and against any Losses such Indemnified Party may suffer arising, directly or indirectly, from or in connection with such breach.

         13.3. Indemnification by Purchaser. Subject to the limitations set forth in Section 13, Purchaser hereby covenants and agrees with the Sellers that such Purchaser shall indemnify the Sellers and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, Losses and expenses (including interest which may be imposed in connection therewith and court costs and reasonable fees and disbursements of counsel) incurred by any of them resulting from any misrepresentation, breach of warranty or the nonfulfillment of any agreement, covenant or obligation by such Purchaser made in this Agreement (including without limitation any Exhibit hereto and any certificate or instrument delivered in connection herewith).

         13.4. Limitations on Indemnification.

         (a) The obligations of Sellers in the aggregate, on the one hand, and the Purchaser, on the other, with respect to any Indemnifiable Claim hereunder shall be subject to the limitations that (i) the Indemnitees may not make or bring any claim against the Indemnitors in respect of any Indemnifiable Claims unless the aggregate amount of all Losses therefrom from time to time incurred or suffered (and/or threatened to be incurred or suffered) by all Indemnitees collectively exceeds Fifty Thousand Dollars ($50,000.00) (the "Threshold"). All Losses of Purchaser's Indemnified Parties, and all Losses of all Seller Indemnified Parties, shall be aggregated in determining whether the Threshold has been reached. Once the Threshold has been reached Indemnitees shall be entitled to collect the entire Losses.

         (b) The aggregate amount for which a Seller shall be liable for indemnification under this Section 13 shall in no event exceed such Seller's Ratable Portion of $925,000.

         (c) Any amount payable by any Seller pursuant to this Section 13 shall be first paid from the Escrowed Funds pursuant to the Escrow Agreement.

         (d) No Individual Seller shall have any liability under Section 13.2(a)(i) for any amount in excess of the cash consideration received by such Individual Seller pursuant to this Agreement except to the extent such amounts are paid from the Escrowed Funds.

         13.5. Right to Defend. If the facts giving rise to any such indemnification shall involve any actual claim or demand by any third party against a Purchaser Indemnified Party or Sellers (referred to hereinafter as an "Indemnified Party"), the indemnifying parties shall be entitled to notice of and entitled (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing) to defend or prosecute such claim at their expense and through counsel of their own choosing if they give written notice of their intention to do so no later than the time by which the interest of the Indemnified Party would be materially prejudiced as a result of its failure to have received such notice; provided, however, that if the defendants in any action shall include both the indemnifying parties and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that counsel selected by the indemnifying parties has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the indemnifying parties pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Article 13, for all costs and expense incurred by it in connection therewith.

         13.6. Subrogation. If the Indemnified Party receives payment or other indemnification from the indemnifying party hereunder, the indemnifying party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees reasonably to assist and cooperate with the indemnifying party at no expense to the Indemnified Party in enforcing such rights.

         13.7. Exclusive Remedy. The indemnification provided in this Section 13 shall be the sole and exclusive remedy of the parties following the Closing. For purposes of further clarification of the preceding sentence, the parties acknowledge and agree that except as provided in this Section 13 no party shall have any liability: (a) for any misstatement or alleged misstatement made within or outside of this Agreement and the schedules hereto, or for any omission or alleged omission of a fact necessary to make any statement made by or on behalf of any party within or outside of this Agreement not misleading; or (b) for any cause of action based upon any alleged duty to disclose (whether arising under statute or common law), or for any cause of action based upon a theory of negligent misrepresentation. The parties further acknowledge and agree that the purpose of this Section 13.7 is to make it clear that a party is to have no liability whatsoever to another party in connection with the sale of the Common Securities or Preferred Shares except as set forth in this Section 13, and accordingly agree that this Section 13.7 is to be construed broadly. The fact that the Purchaser has conducted due diligence and may have, or could have, with the exercise of reasonable diligence, discovered facts underlying the breach of a representation shall be no defense to the breach of any such representation or damages accruing therefrom. The parties acknowledge that this Section 13.7 has been negotiated fully and that the Sellers would not have entered into this Agreement but for the inclusion of this Section 13.7.

         13.8. Effect of Insurance; Taxes; Etc.

         Notwithstanding anything in this Section 13 to the contrary, the right of the Purchaser to indemnification is limited as follows:

                  (a) The Purchaser's right to indemnification pursuant to
         Section 13 on account of any Losses will be reduced by all insurance proceeds or other third party indemnification proceeds actually received by the Purchaser with respect to such Losses. Purchaser shall use reasonable efforts to claim and recover any Losses suffered by the Purchaser under any such insurance policies or other third party indemnities with respect to such Losses. The Purchaser shall remit to the Sellers any such insurance or other third party proceeds which are paid to the Purchaser with respect to Losses for which the Purchaser has been previously compensated pursuant to this Section 13. Purchaser shall cause the Company to maintain insurance with coverages and limitations at least as protective as those in effect immediately prior to the Closing for a period of at least three years after the Closing Date.

                  (b) (i) The Purchaser's right to indemnification pursuant to
         Section 13 on account of any Loss will be reduced by the amount of any actual net reduction in cash payments for Taxes realized by Purchaser or the Company in any taxable year beginning with the taxable year of the Losses and ending with the taxable year in which the indemnity amount is paid as a result of the Losses giving rise to such indemnity claim (the "Indemnity Tax Period"). If an indemnity amount is paid prior to the Company realizing any actual reduction in cash payments for Taxes in connection with the Losses giving rise to such payment, and Purchaser, the Company subsequently realizes an actual reduction in cash payments for Taxes within the Indemnity Tax Period, then Purchaser shall pay or cause to be paid the amount of such actual reduction in cash payments for Taxes (but not in excess of the cumulative indemnification payments actually already received with respect to such Losses) to the Sellers. On the other hand, if, in any taxable year during the Indemnity Tax Period, there is an actual net increase in cash payments for Taxes realized by Purchaser, the Company, the Sellers shall pay such amount to the Company (but not in excess of the cumulative actual net reduction in Taxes for all prior taxable years during the Tax Indemnity Period). Likewise, if the payment by the Sellers to the Company is limited by reason of the parenthetical in the immediately preceding sentence, but subsequently there is an actual net reduction in Taxes for any taxable year during the Indemnity Tax Period that reduces the amount of any indemnity payment for the Losses (a "Subsequent Reduction"), such indemnity payment shall be increased by the amount of such prior limitation (but not in excess of the Subsequent Reduction). For the avoidance of doubt, in no event will the liability of the Sellers to Purchaser, the Company for any actual net increase in cash payments for Taxes pursuant to the previous two sentences exceed the cumulative amount by which the Sellers indemnification obligation for Losses was reduced pursuant to the first sentence of this clause (i).

                           (ii) For purposes of this clause (b), Purchaser, the
                  Company shall be deemed to have realized any actual net reduction or actual net increase in cash payments for Taxes with respect to a taxable year during the Indemnity Tax Period to the extent of the difference between (x) Purchaser's or the Company's net liability for Taxes for such taxable year, calculated by excluding any Tax items (including the receipt of any indemnification payments) for such taxable year that are attributable to the Losses and (y) Purchaser's or the Company's actual net liability for Taxes for such taxable year, calculated by taking into account any Tax items (including the receipt of any indemnification payments) for such taxable year that are attributable to the Losses. If (x) exceeds (y) for any taxable year during the Indemnity Tax Period, then, to the extent thereof, there shall have been an actual net reduction in cash payments for Taxes realized by Purchaser or the Company for such taxable year; if, on the other hand, (y) exceeds (x) for any taxable year during the Indemnity Tax Period, then, to the extent thereof, there shall have been an actual net increase in cash payments for Taxes realized by Purchaser or the Company for such taxable year.

                  (c) The Purchaser will not be entitled to indemnification pursuant to Section 13 for punitive Losses, or for consequential, exemplary or special Losses.

                  (d) The Purchaser's right to indemnification pursuant to
         Section 13 on account of any Losses will be reduced by the amount of any reserve reflected on the books, records and accounts of the Company, on a consolidated basis, as of immediately prior to the Closing Date established for the general category of items or matters similar in nature to the specific items or matters giving rise to such Losses.

14.      POST-CLOSING TAX MATTERS

         The following provisions shall govern the allocation of responsibility as between the Purchaser and the Sellers for certain tax matters following the Closing Date:

         14.1. Tax Periods Beginning Before the Closing Date. The Sellers and the Company shall prepare or cause to be prepared and file or cause to be filed any tax returns of the Company for tax periods which begin before the Closing Date and end immediately prior to the Closing Date. The Sellers shall be responsible to pay all taxes due on the income of the Company prior to the Closing Date.

         14.2. Cooperation on Tax Matters.

                  (a) The Purchaser, the Company and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Sellers shall each (i) retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the Purchaser or the Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (ii) give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or the Sellers, as the case may be, shall allow the other party to take possession of such books and records. The Purchaser and the Sellers shall, upon request, use their reasonable best efforts to obtain any certificate or other document from any government authority or any other Person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplate hereby.)

                  (b) At the Purchaser's request, so long as there is no adverse effect on any Seller, the Sellers shall join with the Purchaser in making an election under Section 338(h)(10) of the Code (and any corresponding elections under state, or local law) (a "Section 338(h)(10) Election") with respect to the purchase of the Common Shares. If so requested and required, the Sellers shall deliver at closing two originals of Form 8023 properly executed. If Purchaser decides to make the Section 338(h)(10) Election, and the Sellers are so required, it shall deliver to the Sellers a completed, executed Form 8023, with attachments, no later than ten days before the due date of such election. If Purchaser delivers the forms to the Sellers and the Sellers are so required, the Sellers will take all actions necessary on their part to make the Section 338(h)(10) Election.

15.      SELLERS' REPRESENTATIVE

         The Sellers' Representative is hereby constituted and appointed as agent and attorney in fact for and on behalf of the other Sellers. Without limiting the generality of the foregoing, the Sellers' Representative has full power and authority, on behalf of each Seller and his or her successors and assigns, to (a) interpret the terms and provisions of this Agreement and the documents to be executed and delivered by the Sellers in connection herewith,
(b) execute and deliver and receive deliveries of all agreements, certificates, statements, notices, approvals, extensions, waivers, undertakings, amendments, and other documents required or permitted to be given in connection with the consummation of the transactions contemplated by this Agreement, (c) receive service of process in connection with any claims under this Agreement, (d) agree to, negotiate, enter into settlements and compromises of, assume the defense of claims, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Sellers' Representative for the accomplishment of the foregoing, (e) give and receive notices and communications and (f) take all actions necessary or appropriate in the judgment of the Sellers' Representative on behalf of the Sellers in connection with this Agreement

The Sellers' Representative will not be liable for any act done or omitted under this Agreement as Sellers' Representative while acting in good faith, and any act taken or omitted to be taken pursuant to the advice of counsel will be conclusive evidence of such good faith.

Purchaser shall be able to rely conclusively on the instructions and decisions of the Sellers' Representative as to any actions required or permitted to be taken by the Sellers' Representative hereunder, and no party hereunder shall have any cause of action against Purchaser to the extent Purchaser has relied upon the instructions or decisions of the Sellers' Representative.

16.      MISCELLANEOUS

         16.1. Expenses. Except as and to the extent otherwise provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the Sellers and Purchaser shall each pay their own respective expenses and the fees and expenses of their respective counsel and other experts.

         16.2. Termination of Agreement.

               (a) This Agreement may be terminated at any time prior to the
         Closing:

                       (i) by either the Sellers or the Purchaser if the Closing
               shall not have occurred by October 17, 2005; provided, however, that the right to terminate this Agreement under this Section 16.2(a)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                       (ii) by the Sellers if the Purchaser shall have breached
               any of its representations, warranties, covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within ten (10) days after the giving of written notice by the Sellers to the Purchaser specifying such breach;

                       (iii) by the Purchaser if the Sellers shall have breached
               any of their representations, warranties, covenants or agreements contained in this Agreement, which breach cannot be or has not been cured within ten (10) days after the giving of written notice by the Purchaser to the Sellers' Representative specifying such breach; or

                       (iv) by the mutual written consent of the Sellers and the
               Purchaser.

               (b) In the event of termination of this Agreement as provided in
         Section 16.2, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except (a) as set forth in Section 16 and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement occurring prior to such termination.

         16.3. Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein or in any other documents. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. Any party hereto may, at or before the Closing, waive any conditions to its obligations hereunder which are not fulfilled.

         16.4. Binding Effect; Benefits. This Agreement shall inure to the benefit of the parties hereto and shall be binding upon the parties hereto and their respective successors and assigns. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         16.5. Assignment. Without limitation, and without the consent, prior, written or otherwise, of the Company, this Agreement and all of the rights and obligations hereunder may be assigned by Purchaser to any entity owned or controlled by, or affiliated with any of them. Immediately upon such assignment, Purchaser shall be released from any obligation, of any kind or nature, under this Agreement.

         16.6. Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon receipt when transmitted by facsimile or telex or after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made:

         If to Purchaser, to:   c/o Mr. Andrew A. Levy
                                The Ranor Acquisition LLC
                                900 Third Avenue, 13th Floor
                                New York, New York 10022
         -and-

                                Tannenbaum, Helpern, Syracuse & Hirschtritt LLP 900 Third Avenue, 12th Floor
                                New York, New York 10022
                                Attn:  Joel Klarreich, Esq.

         If to the Sellers, to the Sellers' Representative:

                                Green Mountain Partners
                                Strong House
                                694 Main Street
                                Quechee, VT 05059
                                Attn: Guy Roberts

         With a copy to:

                                Bingham McCutchen LLP
                                One State Street
                                Hartford, CT 06103
                                Attn:  Thomas F. O'Connor

         16.7. Entire Agreement. This Agreement (including the Exhibits hereto) and the Ancillary Documents constitute the entire agreement and supersede all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof and supersede all prior agreements, representations, warranties, statements, promises and understandings, whether written or oral, with respect to the subject matter hereof. No party hereto shall be bound by or charged with any written or oral arguments, representations, warranties, statements, promises or understandings no specifically set forth in this Agreement or in any Exhibit hereto or any Ancillary Documents, or in certificates and instruments to be delivered pursuant hereto on or before the Closing.

         16.8. Headings; Certain Terms. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement. As used in this Agreement, the term "including" means "including, but not limited to" unless otherwise specified; the word "or" means "and/or," and the word "person" means and refers to any individual, corporation, trust, partnership, joint venture, government or governmental authority, or any other entity; and the plural and singular forms are used interchangeably.

         16.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         16.10. Governing Law. This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the choice of law principles thereof.

         16.11. Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the agreement shall be valid and enforced to the fullest extent permitted by law.

         16.12. Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party or parties against whom enforcement of any such modification or amendment is sought.

         16.13. Section References. All references contained in this Agreement to any section number are references to sections of this Agreement unless otherwise specifically stated.

         16.14. Brokers and Finders. Each party represents and warrants there are no brokers, finders or similar persons to whom compensation will be due or owing as a result of consummation of the transactions contemplated by this Agreement and each other party hereby agrees to indemnify and hold the other party harmless against any such claims.


      [Remainder of page left intentionally blank. Signature page follows.]

         IN WITNESS WHEREOF, the parties hereto have signed this Stock Purchase Agreement, or have caused this Stock Purchase Agreement to be signed in their respective names by an officer hereunder duly authorized, on the date first above written.


Ranor, Inc.

By:
   ------------------------------------         --------------------------------
   Stanley Youtt, CEO                           Ann Gray, Individually

Seller:
                                                --------------------------------
                                                Daniel Justicz, Individually

Green Mountain Partners III, LP
By:   Green Mountain Investments III, LLC

By:
   ------------------------------------         --------------------------------
   Guy Roberts, President                       Jeffrey Lippincott, Individually

Phoenix Life Insurance Company

By:
   ------------------------------------         --------------------------------
   Brian A. Giantonio Vice President            William Rose, Individually


                                                --------------------------------
                                                Stanely Youtt, Individually

Purchaser:

Ranor Acquistion LLC


By:
   ------------------------------------
   James G. Reindl, President

                                 EXHIBIT 2.2(b)
                            Form of Escrow Agreement


        To be provided, subject to mutual agreement of Buyer and Sellers.

                                   EXHIBIT 5.6
                           No Interest in Competitors

                                      None

                                   EXHIBIT 6.1
                           Good Standing Certificates

                                  See attached.

                                 EXHIBIT 6.2(a)
                                 Capitalization

                                  Common Stock

--------------------------------------------------------------------------------
                          Holder                            Shares
--------------------------------------------------------------------------------
Ann Gray                                                    70,000
--------------------------------------------------------------------------------
Daniel Justicz                                              70,000
--------------------------------------------------------------------------------
Jeffrey Lippincott                                          70,000
--------------------------------------------------------------------------------
William Rose                                                70,000
--------------------------------------------------------------------------------
Stanley Youtt                                               70,000
--------------------------------------------------------------------------------


                                    Warrants

--------------------------------------------------------------------------------
                          Holder                            Warrants
--------------------------------------------------------------------------------
Green Mountain Partners III, LP                             520,000
--------------------------------------------------------------------------------
Phoenix Life Insurance Company                              130,000
--------------------------------------------------------------------------------


                                 Preferred Stock

--------------------------------------------------------------------------------
                          Holder                            Shares
--------------------------------------------------------------------------------
Green Mountain Partners III, LP                              1600
--------------------------------------------------------------------------------
Phoenix Life Insurance Company                               400
--------------------------------------------------------------------------------

                                Ratable Portion

--------------------------------------------------------------------------------
                          Holder                            Percentage
--------------------------------------------------------------------------------
Ann Gray                                                        7%
--------------------------------------------------------------------------------
Daniel Justicz                                                  7%
--------------------------------------------------------------------------------
Jeffrey Lippincott                                              7%
--------------------------------------------------------------------------------
William Rose                                                    7%
--------------------------------------------------------------------------------
Stanley Youtt                                                   7%
--------------------------------------------------------------------------------
Green Mountain Partners II, LP                                 52%
--------------------------------------------------------------------------------
Phoenix Mutual Life Insurance Company                          13%
--------------------------------------------------------------------------------

                                   EXHIBIT 6.8
                         Governmental and Other Consents

                                      None

                                  EXHIBIT 6.10
                            Material Adverse Changes


1. Expenditures in connection with the replacement of the Company's Septic System and leach field.

2.    See Exhibit 6.23

                                  EXHIBIT 6.11
               Title to Assets, Absence of Liens and Encumbrances

1. See attached Owner' Title Insurance Policy No. SV 2020358 and update letter issued by Old Republic National Title Insurance Company dated August 5, 2005.

2.    See attached UCC search results

                                  EXHIBIT 6.12
                                    Insurance

See attached insurance certificate.

                                 EXHIBIT 6.13.1
                                   Commitments

(a)   IKON copier lease(s)

(c) Management Agreements with the Individual Sellers See attached list of Employee Loans regarding 401-K litigation (See exhibit 6.17).

(e) Confidentiality Agreements with customers. Employees are subject to confidentiality and other provisions regarding Company proprietary information.

(f)   See attached list of purchase orders over $100,000

(i)   See attached list of vendor orders over $10,000

(j)   Representative Agreement between the Company and Ken Blake

(m)   Ford Motor Company Loan secured by Truck.

                                 EXHIBIT 6.13.3
                     Fulfillment of Commitments, No Default

                                      None

                                  EXHIBIT 6.14
                         Patents, Trademarks, Copyrights

1.    Registered domain name: "www.ranor.com"
2.    Registered Tradename "Ranor"

                                  EXHIBIT 6.15
                             Permits, Licenses, Etc.


1. National Board of Boiler & Pressure Vessel Inspectors Certificate of Authorization R - Scope: repairs and/or alterations at Company's facility and extended for field repairs and/or alterations controlled by such location.

2. American Society of Mechanical Engineers Certificates of Authorization for:

      a. Code Symbol, NPT, Scope: Class 1, 2, 3 MC & TC fabrication without design responsibility and as a material organization supplying ferrous & nonferrous material at Company's facility only;

      b. Code Symbol NA, Scope: Class 1, 2, 3 & MC shop assembly at Company's facility only;

      c. Code Symbol NS, Scope: Class 1, 2, 3 & MC fabrication of supports without design responsibility at Company's facility;

      d. Code Symbol PP, Scope : Fabrication and assembly of pressure piping at Company's location and field sites controlled by such location;

      e. Code Symbol S, Scope: Manufacture and assembly of power boilers at Company's facility and field sites controlled by such location;

      f. Code symbol U, Scope: Manufacture of pressure vessels at Company's facility and field sites controlled by such location.

                                  EXHIBIT 6.17
                                   Litigation

      1. Kenneth Stewart v. Ranor, Equal Employment Opportunity Commission Socket No. 161-2003-00401. Mr. Stewart filed a claim with the EEOC claiming age discrimination by the Company. The Company denied liability and presented its position to the EEOC investogator. On July 16, 2003, the EEOC dismissed the action based on its investigation. Mr. Stewart did not file a complaint within 90 days of the dismissal, so his federal claims have been extinguished. It is possible that Mr. Stewart would pursue claims of discrimination under Massachusetts law.

      2. 401(K) Litigation - Some employees of the Company are suing the trustees of the 401-K Plan of the prior Ranor entity from which the Company purchased the assets in 2002. The Company has no obligation for future litigation costs.

                                 EXHIBIT 6.18(a)
                  Customers, Suppliers, Distributors and Agents

                                      None

                                 EXHIBIT 6.18(b)
                    Ten (10) Largest Purchasers and Providers

Ten (10) largest current Purchasers:

1.    BAE Systems
2.    General Dynamics
3.    Northrup Grumman/Newport News
4.    Battenfield Gloucester Eng. Inc.
5.    Siemens Westinghouse
6.    Scandia National Labs
7.    Scientech
8.    Spincraft
9.    Cabot Corp.
10.   GT Equipment

Ten (10) largest current Providers:

1.    Fallon Community Health
2.    Scot Forge Co.
3.    Kenneth Crosby Inc.
4.    American Alloy Steel Inc.
5.    Massachusetts Electric
6.    Pierce Aluminum Co. Inc.
7.    Sandmeyer Steel Company
8.    Dav-Tech Plating Inc.
9.    Airgas East
10.   Fitchburg Gas & Light Co.

                                  EXHIBIT 6.20
                             Employee Benefit Plans

1.    401 K Plan
2.    Health, Life and Disability Insurance
3.    Vacation Policy

                                  EXHIBIT 6.21
                               Powers of Attorney

                                      None

                                  EXHIBIT 6.22
                     Labor Disputes, Unfair Labor Practices

                                See Exhibit 6.17

                                  EXHIBIT 6.23
                              Environmental Matters

1. Underground Storage Tanks - According to information received from the prior owner of the Company's property:
      o No underground storage tanks currently are located on the Company's site.
      o In 1993 three underground storage tanks were removed from Company's site. Two tanks had held diesel oil, and one was used for gasoline.
      o Approximately 155 cubic yards of petroleum-contaminated soils were excavated from the area surrounding the dispensers and piping and were recycled off-site.

2. Septic Problem

Inspection revealed surface sewage breakout in the area of the existing leaching area servicing Company 's Westminster facility, therefore creating a health nuisance condition and violation of the following Massachusetts General Laws:
      o Chapter 111, section 122: A nuisance condition was found on the site, which is deemed to be injurious to the public health. Such a condition must be destroyed or removed.
      o     310 CMR 15.303[1]a(2), Title 5 of the Massachusetts Environmental
            Code: There is a discharge of effluent directly or indirectly to the surface of the ground through ponding, surface breakout, or damp soils above the disposal area or to a surface water of the Commonwealth.
      o     Installation of a new septic system was completed July, 2005.

3. Paint Problem
The Company currently has partial cans of paint and other hazmat materials stored at the facility. These unused materials need to be disposed of in an environmentally safe manner.

4. Wood Problem
Pallets and crates from some products received is not reusable. The Company piles these pallets and crates behind the garage.

5. Lubricant Problem
Metal chips and shavings removed from certain machines in the machine shop are placed in open containers and stored behind the machine shop. Rain may have been washing machine coolant residue from these metal chips and shavings into the soil. The Company has not addressed this matter.

Environmental Permits
Paintbooth permit from the Massachusetts Department of Environmental Protection is necessary for the Company's paint booth. The Company is pursing the necessary application but has not yet received the permit. Failure to receive this permit could be material to the operations of the Company's business.

Lead

The Company has lead that was left at the facility by the prior owner. The Company has an obligation to remove the lead.

See Environmental Risk Limited Phase I dated July 2002, a copy of which has been provided to Purchaser.

                                  EXHIBIT 6.25
                    Recent Dividends and Other Distributions

                                      None

                                  EXHIBIT 11.11
                          Form of Employment Agreement

                                  See Attached.

                                  EXHIBIT 11.12
                       Sellers' Counsel Opinion Paragraphs

                                  See Attached.

                                    EXHIBIT I
                            Real Property Description


            See Title Policy No. SV 2020358 attached as Exhibit 6.11.

                   First Amendment to Stock Purchase Agreement


      Reference is made to a Stock Purchase Agreement made and entered into as of the 17th day of August, 2005 by and among Ranor Acquisition LLC, a Delaware limited liability company, Green Mountain Partners III, LP, Phoenix Life Insurance Company, Ann Gray, Daniel Justicz, Jeffrey Lippincott, William Rose and Stanley Youtt and Ranor, Inc. for the purchase by Ranor Acquisition LLC of 100% of the stock and warrants of Ranor Inc. [the "Original Agreement"]. The purpose of this First Amendment to Stock Purchase Agreement is to amend the Original Agreement.

      1. Amendments.

            (a) Footnote 1 in the Original Agreement is hereby deleted.

            (b) The first sentence of Section 4.1 of the Original Agreement shall be replaced in its entirety with the following sentence

                  "Subject to the provisions of this Agreement, the consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Bingham McCutchen LLP, One State Street, Hartford, CT 06103 at 10:00AM (local time) on or before November 15, 2005 (the date of the Closing being referred to herein as the "Closing Date").

            (c) The reference to "October 17, 2005" in Section 16.2(a)(i) is replaced with "November 15, 2005."

      2. Original Agreement. In all other respects the Original Agreement shall remain unaltered and in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this First Amendment to Stock Purchase Agreement, or have caused it to be executed in their respective names by an officer hereunder duly authorized, as of the 15th day of October, 2005.

Ranor, Inc.


By:
   ----------------------------------
         Stanley Youtt

Sellers:
Green Mountain Partners III, LP
By:  Green Mountain Investments III,
     LLC, its general partner
                                            ------------------------------------
                                            Daniel Justicz, Individually


By:
   ----------------------------------       ------------------------------------
       Guy Roberts, President               Jeffrey Lippincott, Individually


Phoenix Life Insurance Company
                                            ------------------------------------
                                            William Rose, Individually


By:
   ----------------------------------       ------------------------------------
   Brian A. Giantonio, Vice President       Stanley Youtt, Individually



-------------------------------------
Ann Gray, individually

Purchaser:

Ranor Acquisition LLC



By:
   ----------------------------------
     James G. Reindl, President



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